                                                                                                        Exhibit 23.2

CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 18, 2008 (except for Note 13 as to which date is July 13, 2008) and July 13, 2008, relating to the financial statements of CS Financing Corporation . We also consent to the reference to our firm under the headings “Experts” in such registration statement.

/s/L.L. Bradford & Company, LLC
Las Vegas, Nevada
July 18, 2008